UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2007

Cardinal Health, Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-11373	31-0958666
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7000 Cardinal Place, Dublin, Ohio 43017

(Address of principal executive offices) (Zip Code)

(614) 757-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On April 23, 2007, Cardinal Health, Inc. (the “Company”) issued a press release announcing it had reserved $600 million in connection with the Cardinal Health federal securities actions described in Item 8.01 below. A copy of the press release is included as Exhibit 99.01 to this report.

Item 8.01	Other Items

As previously reported, since July 2, 2004, 10 purported class action complaints have been filed by purported purchasers of the Company’s securities against the Company and certain of its current and former officers and directors, asserting claims under the federal securities laws (collectively referred to as the “Cardinal Health federal securities actions”). To date, all of these actions have been filed in the United States District Court for the Southern District of Ohio. The Cardinal Health federal securities actions are more fully described under the heading “Shareholder/ERISA Litigation against Cardinal Health” in Note 8 of “Notes to Condensed Consolidated Financial Statements” included in the Company’s Quarterly Report on Form 10-Q for the period ended December 31, 2006 (the “December 31, 2006 Form 10-Q”).

Settlement discussions have been recently occurring with counsel for the plaintiffs regarding a possible resolution of the Cardinal Health federal securities actions. As a result of these discussions, the Company has determined that it is necessary to record a reserve of $600 million for the period ended March 31, 2007 in respect of the Cardinal Health federal securities actions. The reserve represents the Company’s current estimate to reach a mediated settlement of the Cardinal Health federal securities action. The defendants in the Cardinal Health federal securities actions continue to deny any violations of law, and to the extent that any settlement is reached, such a settlement would be solely to eliminate the uncertainties, burden and expense of further protracted litigation. In addition, such a settlement would require notice to the class of plaintiffs in the Cardinal Health federal securities actions and would be subject to court approval. Unless and until the Cardinal Health federal securities actions are resolved through settlement or otherwise, there can be no assurance that the amount reserved by the Company for this matter will be sufficient and that a larger amount will not be required or that the Company’s efforts to resolve Cardinal Health federal securities actions will be successful, and the Company cannot predict the timing or outcome of these matters or the terms of any such resolution.

The reserve recorded does not relate to any other legal proceedings to which the Company is a party discussed in Note 8 of “Notes to Condensed Consolidated Financial Statements” included in the December 31, 2006 Form 10-Q, including, but not limited to, the “Cardinal Health ERISA actions” discussed under the heading “Shareholder/ERISA Litigation against Cardinal Health” (which is the same heading under which the Cardinal Health federal securities actions are discussed) and the matters discussed under the headings “Derivative Actions” and “SEC Investigation and U.S. Attorney Inquiry.”

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.01	Press release issued by the Company on April 23, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardinal Health, Inc.
(Registrant)

Date: April 23, 2007	By:	/s/ Jeffrey W. Henderson
	Name:	Jeffrey W. Henderson
	Title:	Chief Financial Officer

EXHIBIT INDEX

99.01	Press release issued by the Company on April 23, 2007.